UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2025

Apollo Debt Solutions BDC

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01424	86-1950548
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street
New York, NY	10019
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 212-515-3200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On August 12, 2025, Apollo Debt Solutions BDC (the “Company”) amended and restated its senior secured, multi-currency, revolving credit facility (the “Facility”). The parties to the Facility include the Company, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

The Facility provides for, among other things, (i) an extension of the final maturity date from October 17, 2029 to August 12, 2030, (ii) an increase of the total facility amount from $2.740 billion to $3.453 billion, (iii) a reduction of the commitment fee from 0.375% to 0.325%, (iv) an increase of the accordion provision from $4.110 billion to $5.180 billion, (v) a reduction of the applicable margin as follows: (x) if the Gross Borrowing Base is greater than or equal to 2.0 times the Combined Debt Amount, (A) with respect to any ABR Loan, 0.525% per annum and (B) with respect to any other Loan, 1.525% per annum, (y) if the Gross Borrowing Base is less than 2.0 times the Combined Debt Amount and greater than or equal to 1.6 times the Combined Debt Amount, (A) with respect to any ABR Loan, 0.650% per annum and (B) with respect to any other Loan, 1.650% per annum or (z) if the Gross Borrowing Base is less than 1.6 times the Combined Debt Amount, (A) with respect to any ABR Loan, 0.775% per annum, (B) with respect to any other Loan, 1.775% per annum, and (vi) resets the minimum shareholders’ equity test.

Borrowings under the Facility (and the incurrence of certain other permitted debt) continue to be subject to compliance with a Borrowing Base that applies different advance rates to different types of assets in the Company’s portfolio. The advance rate applicable to any specific type of asset in the Company’s portfolio depends on the relevant asset coverage ratio as of the date of determination. Borrowings under the Facility continue to be subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

Terms used in the foregoing paragraphs have the meanings set forth in the Facility. The description above is only a summary of the material provisions of the Facility and does not purport to be complete and is qualified in its entirety by reference to the provisions in such Facility, which is attached hereto as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Third Amended and Restated Senior Secured Revolving Credit Agreement, dated as of August 12, 2025, by and among Apollo Debt Solutions BDC, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOLLO DEBT SOLUTIONS BDC

Date: August 12, 2025	By:	/s/ Kristin Hester
	Name:	Kristin Hester
	Title:	Chief Legal Officer